Exhibit 3.1

Business Number E16138432021 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265497613 Filed On 2/3/2026 10:33:00 AM Number of Pages 3

10:33:59 a.m. 02-03-2026 | 6 | 18886118813
To: Page: 6 of 7 2026-02-03 18:33:47 GMT 18886118813 From: Vcorp Services, LLC

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 02/13/2026 Time: 1am

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [ ] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [ ] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [x] Articles have been added.
- [ ] Articles have been deleted.
- [ ] Other.

The articles have been amended as follows: (provide article numbers, if available)

See additional page attached

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] Chief Executive Officer

Signature of Officer or Authorized Signer — Title

X ______________________

Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article VI shall be amended to add the following section:
Section 3.
Effective on February 13, 2026, every twenty (20) outstanding shares of common stock with a par value of $0.001 per share shall without further action by the Corporation or the holder thereof be combined into and automatically become one share of common stock with a par value of $0.001 per share (the "Reverse Split"); provided, however, no fractional shares of common stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Reverse Split common stock to any stockholder who...(See full text in the additional page)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

10:33:59 a. m. 02 — 03 — 2026 7 18886118813 To: Pa B e: 7 of 7 2026 - 02 - 03 18:33:47 GMT Article VI shall be amended to add the following section: Section 3. Effective on £ ebruary 13 . 2 tJ 26 , every twenty ( 2 U) outstanding shares of common stock with a par value of $ 0 . 001 per sharc shall without turthcr action by the Corporation or the holder thereof be combined into and automatically become one share of common stock with a par value or‘ $ 0 . 001 per share (the “Reverse Split”) : provided, however, no fractional shares of" common stock shall be issued in connection with the Reverse Split . and instead, the Corporation shall issue one trill share of“ post - Rcverse Split coiiiinon stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of thc Reverse Split . 18886118813 From: Vcorp Services, LL

NEVADA STATE BUSINESS LICENSE ADVANCED BIOMED INC Nevada Business Identification # NV20212175095 Expiration Date: 07/31/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202602036466510 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/03/2026. FRANCISCO V. AGUILAR Secretary of State